UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2021

Seven Oaks Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39817	85-3316188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Park Avenue, 17th Floor

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 214-6371

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	SVOKU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	SVOK	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	SVOKW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below under Item 5.07 of this Current Report on Form 8-K, on December 7, 2021, Seven Oaks Acquisition Corp. (the “Company”) convened its extraordinary general meeting (the “Special Meeting”) to approve, among other things, the previously announced business combination with Giddy Inc., a Delaware corporation (“Boxed”).

At the Special Meeting, the Company’s shareholders approved, among other items, the Boxed, Inc. 2021 Incentive Award Plan (the “Incentive Award Plan”) and the Boxed, Inc. 2021 Employee Stock Purchase Plan (the “ESP Plan”). A description of the material terms of each of the Incentive Award Plan and ESP Plan is included in the Company’s definitive proxy statement/prospectus filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 9, 2021, as supplemented by the Current Reports on Form 8-K filed with the SEC on November 26, 2021 and November 30, 2021, (the “Proxy Statement”), which descriptions are incorporated herein by reference. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Incentive Award Plan and Stock Plan, which are attached as Annex F and Annex G, respectively, to the Proxy Statement and are also incorporated herein by reference. Terms used in this Current Report on Form 8-K but not defined herein shall have the meanings given to such terms in the Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 7, 2021, the Company held the Special Meeting. As of close of business on October 26, 2021, the record date for the Special Meeting, 32,343,750 shares of common stock of the Company were issued and outstanding and entitled to vote at the Special Meeting. At the Special Meeting, the stockholders voted on seven (7) proposals, each of which is described in more detail in the Proxy Statement. Stockholders approved each of the proposals presented for a vote. In addition, the holders of Seven Oaks Class A common stock, voting separately as a single class, approved the Organizational Documents Proposal (Proposal 2 below) and each of the Advisory Organizational Documents Proposals (Proposal 3 below). The tables below set forth the number of votes cast for and against or withheld, and the number of abstentions or broker non-votes, for each matter voted upon by the Company’s stockholders.

1.	Proposal 1. Approval of the agreement and plan of merger (the “Business Combination Agreement”) by and among, the Company, Blossom Merger Sub, Inc., a wholly owned subsidiary of the Company, Blossom Merger Sub II, LLC, a wholly owned subsidiary of the Company, and Boxed.

For	Against	Abstain
24,344,355	252,669	119,800

2.	Proposal 2. Approval of the Proposed Charter and the Proposed Bylaws of the Company.

For	Against	Abstain
24,344,651	252,573	119,600

3.	Proposal 3. Approval, on a non-binding advisory basis, of the following material differences between the Proposed Organizational Documents and the Company’s Amended and Restated Certificate of Incorporation and Bylaws, dated December 17, 2020 (the “Current Organizational Documents”).

3A.	Advisory Proposal A. Approval of the change in the number of authorized shares of common stock from 380,000 shares of Seven Oaks Class A common stock to 600,000,000 shares of New Boxed common stock and the number of authorized shares of preferred stock from 1,000,000 shares of Seven Oaks preferred stock to 60,000,000 shares of New Boxed preferred stock.

For	Against	Abstain
23,281,054	814,831	620,939

3B.	Advisory Proposal B. Approval of all other changes in connection with the replacement of the Current Organizational Documents with the proposed organizational documents in connection with the consummation of the Business Combination.

For	Against	Abstain
23,484,770	614,256	617,798

4.	Proposal 4. Approval of the issuance of new shares of New Boxed common stock pursuant to the terms of the Business Combination Agreement, shares of Seven Oaks Class A common stock in connection with the PIPE subscription agreements, and shares of Seven Oaks Class A common stock in connection with the convertible note subscription agreements.

For	Against	Abstain
24,318,400	278,324	120,100

5.	Proposal 5. Approval of the Boxed, Inc. 2021 Incentive Award Plan.

For	Against	Abstain
24,019,047	574,517	123,260

6.	Proposal 6. Approval of the Boxed, Inc. 2021 Employee Stock Purchase Plan.

For	Against	Abstain
24,329,726	263,798	123,300

7.	Proposal 7. Approval of the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if Proposals 1 through 6 above would not be duly approved or adopted or one or more closing conditions under the Business Combination Agreement is not satisfied or waived.

For	Against	Abstain
24,336,329	256,085	124,410

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Seven Oaks Acquisition Corp.

Date: December 7, 2021	By:	/s/ Andrew Pearson
	Name:	Andrew Pearson
	Title:	Chief Financial Officer